EXHIBIT 99.2
FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.

__________________________________
In the Matter of                                                                                     )
                                                             )
COMPUCREDIT CORPORATION                                                     )
ATLANTA, GEORGIA                                                                        )      ORDER TO CEASE AND DESIST,
                                                             )      ORDER FOR RESTITUTION AND
As an Institution-Affiliated Party                                     )       ORDER TO PAY
of                                                     )
)
COLUMBUS BANK AND TRUST COMPANY                              )                      FDIC-08-139b
COLUMBUS, GEORGIA                                                                      )                      FDIC-08-140k
                                                             )
FIRST BANK OF DELAWARE                                                          )                      FDIC-07-256b
WILMINGTON, DELAWARE                                                            )                      FDIC-07-257k
                                                             )
FIRST BANK & TRUST                                 )        FDIC-07-228b
BROOKINGS, SOUTH DAKOTA                          )                      FDIC-07-260k
                          )
(Insured State Nonmember Banks)                                                     )
__________________________________                                   )

COMPUCREDIT CORPORATION, Atlanta, Georgia (“CompuCredit”), having received a NOTICE OF CHARGES FOR AN ORDER TO CEASE AN DESIST AND FOR RESTITUTION; NOTICE OF ASSESSMENT OF CIVIL MONEY PENALTIES; FINDINGS OF FACT AND CONCLUSIONS OF LAW; ORDER TO PAY; AND NOTICE OF HEARING issued by the Federal Deposit Insurance Corporation (FDIC) on June 10, 2008 detailing the violations of law and/or regulations and unsafe or unsound banking practices alleged to have been committed by CompuCredit and the Banks, and having been advised of its right to a hearing with respect to the foregoing under sections 8 (b) and 8 (i) (2) of the Federal Deposit Insurance Act(FDI Act), 12 U.S.C. §§ 1818 (b) and (i) (2), and the FDIC Rules of Practice and Procedure, 12 C. F. R. Part 308, and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST, ORDER FOR RESTITUTION AND ORDER TO PAY (CONSENT AGREEMENT) with a representative of the Legal Division of the FDIC dated December ___, 2008, whereby, solely for the purpose of this proceeding and without admitting or denying the allegations in the Notice, CompuCredit consented to the issuance of an ORDER TO CEASE AND DESIST, ORDER FOR RESTITUTION, AND ORDER TO PAY (“ORDER”) by the FDIC.

The FDIC considered the matter and determined that it has reason to believe that CompuCredit committed violations of law and/or regulations and engaged in unsafe or unsound banking practices, including, but not limited to, violations of section 5 of the Federal Trade Commission Act, 15 U.S.C. § 45(a)(1) (Section 5) The FDIC, therefore, accepts the CONSENT AGREEMENT and issues the following:

DEFINITIONS
For purposes of this ORDER, the following definitions shall apply:
1.           “Credit Card Programs” shall mean the programs identified in the CONSENT AGREEMENT;
2.           “Banks” shall mean Columbus Bank and Trust Company, Columbus, Georgia; First Bank of Delaware, Wilmington, Delaware; and First Bank & Trust, Brookings, South Dakota.
3.           “Initial Fee” shall mean any annual, activation, account opening, membership, periodic, or other fee imposed for the issuance or availability of a credit card, at the time the account is opened; provided that “Initial Fee” shall not include: (i) any fee imposed for an extension of credit in the form of cash; (ii) any fee imposed for a late payment; or (iii) any fee imposed in connection with an extension of credit in excess of the amount of credit authorized to be extended with respect to such account.
CONDUCT RELIEF
I.

IT IS ORDERED that CompuCredit, directly or indirectly:

A.           shall disclose as clearly and prominently as, and on the same page as, any representation about credit limits or available credit in any credit card solicitation:

(1) a description of:

(a) all Initial Fees;

(b) all other fees imposed for the issuance or availability of a credit card, or imposed based on account activity or inactivity, other than: (i) any fee imposed for an extension of credit in the form of cash; (ii) any fee imposed for a late payment; (iii) any fee imposed in connection with an extension of credit in excess of the amount of credit authorized to be extended with respect to such account; or (iv) any fee imposed in connection with foreign country transactions or foreign currency exchange;

(c) the amount and timing of all such fees; and

(d) all other restrictions imposed for the issuance or availability of credit;

(2) if the aggregate amount of the Initial Fees or other restrictions that affect initial available credit is material, the amount of credit available upon activation after application of the Initial Fees and other restrictions, provided that if the solicitation offers a credit limit of “up to” a certain amount, the amount of available credit after application of Initial Fees and restrictions shall be expressed as an example of a typical offer of credit; and

(3) if the effect of the fees described in SubPart I.A(1)(b) or the restrictions described in SubPart I.A(1)(d) on available credit is material, a description of the effect of such fees or restrictions on available credit;

B.           shall not make any misrepresentation, expressly or by implication, about any material term of an offer or extension of credit, including but not limited to the amount of available credit or the relationship between an offer or extension of credit and a debt repayment plan or the repayment of existing debt, in connection with the advertising, marketing, soliciting, billing or servicing of open-end credit; and

C.           shall not engage in any violations of Section 5 of the FTC Act, 15 U.S.C. § 45, with respect to products marketed to consumers pursuant to agreements with the Banks or any insured depository institutions for which the FDIC is the appropriate Federal banking agency, as that term is defined in Section 3(q)(3) of the FDI Act, 12 U.S.C. § 1813(q)(3) (“FDIC-regulated Bank”).

II.

IT IS FURTHER ORDERED that CompuCredit shall:

A.           maintain a compliance plan to ensure that the Credit Card Programs and any other credit card programs marketed to consumers and/or serviced by CompuCredit pursuant to agreements with insured depository institutions for which the FDIC is the appropriate Federal banking agency, as that term is defined in Section 3(q)(3) of the FDI Act, 12 U.S.C. § 1813(q)(3), comply with all applicable federal consumer protection laws, including Section 5, and all implementing rules and regulations, regulatory guidance, and statements of policy; CompuCredit shall submit such plan to the Regional Director of the FDIC’s Atlanta Regional Office (Regional Director), for supervisory approval or non-objection after consultation with the appropriate Regional Directors for such insured depository institutions, and shall fully comply with the Regional Director’s requirements concerning the plan including, but not limited to, cooperating with such insured depository institutions and their respective Regional Directors; and

B.           within sixty (60) days of the effective date of this ORDER, in conjunction with the Banks, implement policies, practices and systems, to the extent not previously implemented, to comply with the Account Management and Loss Allowance Guidance for Credit Card Lending, FIL-2-2003 (January 8, 2003). Such policies, practices and systems shall include: (i) requiring minimum payments that will preclude negative amortization and will amortize the current balance over a reasonable period of time consistent with the unsecured nature of the underlying debt and the consumer’s documented creditworthiness; and (ii) providing for reasonable control over and timely repayment of amounts that exceed established credit limits.

C.           CompuCredit shall ensure that any products or services offered pursuant to any arrangement with any FDIC-regulated Bank to market credit cards or other credit products are consistent with the FDIC-regulated Bank’s compliance management plan and compliance management systems.  Any such arrangement shall require that the FDIC-regulated Bank has ultimate authority to determine the terms, manner and conditions under which any product will be offered to consumers, and that CompuCredit will make any necessary changes, on a prospective basis, in such terms, manners and conditions as the FDIC-regulated Bank deems necessary as a result of regulatory guidance, criticism, or formal or informal enforcement action; and
D.           CompuCredit shall make no representations to any insured depository institution, any consumer, or any other person or entity that the FDIC or any employee, agent or representative of the FDIC has endorsed or approved any aspect of any product or service offered by CompuCredit.

RESTITUTION AND OTHER RELIEF

III.

IT IS FURTHER ORDERED that within sixty (60) days of the effective date of this ORDER, CompuCredit shall commence the actions described below, and within two hundred seventy (270) days of the effective date of this ORDER shall substantially complete the actions described with respect to those consumers identified herein (Eligible Consumers).  This paragraph shall apply even if an Eligible Consumer’s account was closed, charged off or sold to a third party (whether or not the third party is affiliated with CompuCredit).  CompuCredit shall credit to Eligible Consumers the sum of not less than $100 million, exclusive of credits made as of the date the CONSENT AGREEMENT is signed, to be distributed as set forth in this Part III.  As further set forth below, to the extent the crediting of an account of an Eligible Consumer results in a credit balance, CompuCredit shall refund to such Eligible Consumer such balance in cash.  The restitution set forth herein is equitable relief pursuant to Section 8(b)(6) of the FDI Act, 12 U.S.C. § 1818(b)(6); it is solely remedial in nature, and is not a fine, penalty, punitive assessment, or forfeiture.

A.           Little Rock Accounts – Charged Off Within Nine (9) Months of Activation

For consumers whose Little Rock accounts were activated on or before December 31, 2005 and were charged off within nine (9) months of activation, credit all billed and not previously credited late fees, and overlimit fees that were charged to the account, and refund in cash any resulting credit balance.

B.           Little Rock Accounts – Activated But Never Used

For all consumers whose Little Rock accounts were activated on or before December 31, 2005, but never used to make a purchase or obtain a cash advance, credit all billed and not previously credited fees and charges (other than fees for payments not made with good funds) that were charged to the account during the first twelve (12) billing cycles, and refund in cash any resulting credit balance; provided, however, that this SubPart III.B shall not apply to consumers whose accounts are open as of the effective date of this ORDER.

C.           Guaranty of Amount of Credits

To the extent that the credits made pursuant to this Part III total less than $100 million, the shortfall shall be paid in cash to the United States Treasury within sixty (60) days of the final report set forth in SubPart V.B(5).

D.           Effect of Prior Credits and Other Monetary Relief

If CompuCredit and/or the applicable Bank has already provided a credit or cash payment to an account for any of the fees set forth in SubParts III.A and III.B for any reason (including but not limited to credits or cash payments made pursuant to the order issued in the federal court case, Federal Trade Commission v. CompuCredit Corp., No. 1:08-CV-1976 (N.D. Ga.)), then this ORDER shall not be construed as requiring CompuCredit and/or the applicable Bank to provide a duplicate credit or cash payment to that account for those fees.

E.	Collection Activity Prohibited
CompuCredit, directly or indirectly, shall not undertake collection efforts in the same mailing as that containing any of the checks or letters described in Part IV of this ORDER.  Further, CompuCredit, directly or indirectly, shall not condition, expressly or by implication, the provision of a credit or cash payment pursuant to this ORDER on the payment of any outstanding debt.  Except as set forth above, this SubPart III.E shall not be construed to prevent or restrict CompuCredit or any owner of a credit card receivable or account from engaging in lawful collection activity on such receivable or account.
F.           Credit Reporting
Within sixty (60) days of posting the credits required by this ORDER, for all closed accounts included in Part III that have been charged off and have a zero balance or a net credit balance as a result of the credits issued pursuant to this ORDER, CompuCredit shall request that each consumer reporting agency to which it has reported information remove the affected trade line or trade lines. For all other accounts that receive a credit under this ORDER, CompuCredit shall request that each such consumer reporting agency remove the affected trade line or trade lines, or shall furnish such agency accurate information regarding the modifications to each account resulting from this ORDER.
G.	Limitations on Credits and Cash Payments
No cash payments shall be required for accounts with respect to which the aggregate amounts of payments made by the consumer prior to charge-off plus any amounts paid by the consumer after charge-off and received directly or indirectly by CompuCredit (as a result of the repurchase of an account or otherwise) were less than or equal to the sum  of the aggregate amount of purchases made and cash advances obtained, and credits to such accounts shall not exceed the balances on such accounts as of the dates the credits required by this ORDER are applied.

H.           Unclaimed Cash Payments

Any cash payments required by Part III of this ORDER and not claimed after the expiration of the period set forth in SubPart IV.H of this ORDER shall be distributed as set forth in SubPart IV.I of this ORDER.

LETTERS TO CONSUMERS AND RESTITUTION CHECKS

IV.

IT IS FURTHER ORDERED that CompuCredit shall undertake the following actions:

A.           Within thirty (30) days of the effective date of this ORDER, CompuCredit shall submit to the Regional Director, for review and approval, the final text of the letters that will be sent by CompuCredit to consumers under the terms of this ORDER.  Such letters shall be substantially in the same form as the sample letters attached to the CONSENT AGREEMENT as Appendix B.  The Regional Director, after consultation with the other appropriate Regional Directors for each of the Banks, and with the FTC, shall notify CompuCredit in writing of his/her decision regarding approval or disapproval within fifteen (15) days of his receipt of the proposed letter(s).  CompuCredit shall address the concerns of the appropriate Regional Director within fifteen (15) days of written receipt of his/her disapproval;

B.           For purposes of this ORDER, the “appropriate Regional Director” shall mean:

(1)           with respect to Columbus Bank and Trust Company

Regional Director—Atlanta Region
(2)           with respect to First Bank of Delaware
Regional Director—New York Region
(3)           with respect to First Bank & Trust
Regional Director—Kansas City Region
C.           The letters described in Part IV and the restitution checks described in Parts III and IV shall be mailed in accordance with the provisions contained in SubParts IV.D and V.B.(3) of this ORDER;

D.           All mailings shall be sent by United States Postal Service first-class mail, address correction service requested.  The envelope shall contain no materials other than those reviewed and approved by the Regional Director;

E.           CompuCredit shall make reasonable attempts to obtain an updated address for any consumer whose notification letter and/or restitution check is returned for any reason, using standard address search methodologies;

F.           CompuCredit shall promptly re-mail all returned letters and/or restitution checks to corrected addresses, if any;

G.           The face of each restitution check shall clearly and conspicuously state, “Please cash or deposit this check within 180 days or it will no longer be good.”  After one hundred eighty-seven (187) days from the date the restitution checks were originally mailed, CompuCredit may void all checks that were returned or have not been negotiated;

H.           CompuCredit shall retain all monies resulting from the voiding of such checks for a period of sixty (60) days from submission of the final report set forth in SubPart V.B(5) to allow consumers who did not receive their checks or failed to negotiate them within the original period to receive restitution; and

I.           With respect to any cash payments required by Part III of this ORDER and not claimed after expiration of the period set forth in SubPart IV.H of this ORDER:

(1) if such funds are subject to escheat under the applicable state’s law –

(a)  such funds shall be transferred to a segregated account within thirty (30) days of expiration of the period set forth in SubPart IV.H of this ORDER, and retained by CompuCredit for the benefit of Eligible Consumers until such time as the funds are required to be transferred to the appropriate state treasurer or other official in accordance with applicable state abandoned or unclaimed property laws, at which time CompuCredit shall make such transfer to the appropriate state treasurer or other official;

(b) provided that if for any reason the applicable state refuses to accept custody of such funds, or after the state accepts custody, such funds revert to CompuCredit, CompuCredit shall pay an equivalent amount to the United States Treasury within thirty (30) days of such refusal to accept custody or such reversion of funds;

(2) if such funds are not subject to escheat under the applicable state’s law, CompuCredit shall pay an equivalent amount to the United States Treasury within thirty (30) days of expiration of the period set forth in SubPart IV.H of this ORDER; and

(3) CompuCredit shall provide the Regional Director and the FTC a report on the final disposition of all funds subject to this SubPart IV.I.

CPA REPORT PROVISIONS

V.

IT IS FURTHER ORDERED that CompuCredit shall undertake the following actions:

A.           Retention of CPA Firm and Scope of Work

Within thirty (30) days of the effective date of this ORDER, CompuCredit shall retain, at its expense, an independent certified public accounting firm (Firm) acceptable to the Regional Director to determine compliance with this ORDER in accordance with the attestation standards established by the American Institute of Certified Public Accountants for agreed-upon procedures engagements.  Prior to the engagement of the Firm, and no later than fifteen (15) days after the effective date of this ORDER, CompuCredit shall submit the name and qualifications of the Firm, together with the proposed engagement letter with the Firm and the proposed agreed-upon procedures, to the Regional Director for non-objection.  To be acceptable to the Regional Director, the Firm must be independent and, at a minimum, comply with the Code of Conduct of the appropriate State Board of Accountancy and meet the auditor independence requirements of the Securities and Exchange Commission.  In the event one or more of the Banks is ordered to retain a CPA firm in connection with the Credit Card Programs, nothing in this ORDER shall prohibit CompuCredit and the Banks from retaining the same Firm.  The Regional Director, after consulting with the other appropriate Regional Directors for each of the Banks, shall notify CompuCredit in writing of his/her objection or non-objection to the proposed Firm, the proposed engagement letter, and the proposed agreed-upon procedures within fifteen (15) days after receipt of the Firm’s nomination, the proposed engagement letter, and the proposed agreed-upon procedures.  The Firm shall issue reports of findings based on specific agreed-upon procedures to which the Regional Director has not objected.  The Firm’s reports shall address compliance with Parts III and IV of this ORDER, including the following areas:

(1)           the completeness and accuracy of the criteria, data sources, formulae, and calculations established, used and generated to determine the amounts of fees and charges reversed to the accounts of Eligible Consumers and any resulting credit balances to be refunded in cash;

(2)           efforts to make the requests of the consumer reporting agencies; and

(3)           efforts to locate consumers whose letters and/or restitution checks were returned.

B.           Reporting by and to the Firm

(1)           Within sixty (60) days of the effective date of this ORDER, CompuCredit shall identify the accounts that will receive credits pursuant to Part III, commence the process to apply the credits to those accounts, and submit a report thereof (Credit/Refund Report) to the Regional Director, the FTC, the Banks, and the Firm.  For each group of Eligible Consumers identified pursuant to Part III of this ORDER, such report shall include: (a) a listing of individual accounts in that group; (b) the amount of fees and charges credited to each consumer’s account and the credit balance to be refunded in cash, if any; and (c) the aggregate amounts of fees and charges credited and the credit balances to be refunded in cash for that group.  CompuCredit shall submit an update of the Credit/Refund Report every thirty (30) days thereafter until the Firm has determined that no further update is necessary.  CompuCredit shall promptly provide the Firm with all information requested by the Firm to perform the agreed-upon procedures referenced in SubPart V.A herein and provide the series of reports set forth in this SubPart V.B.

           (2)           Within one hundred and twenty (120) days of the effective date of this ORDER, the Firm shall simultaneously submit to CompuCredit, the Banks, the Regional Director, and the FTC an initial report evaluating compliance with Parts III and IV of this ORDER pursuant to the agreed-upon procedures.

(3)           Within fifteen (15) days after receipt of the Firm’s initial report, the Regional Director, after consulting with the other appropriate Regional Directors for each of the Banks, shall provide comments to CompuCredit.  Prior to mailing the letters and/or restitution checks, CompuCredit shall review, adopt and implement the recommendations of the Regional Director.  The letters shall be mailed within thirty (30) days of receipt of the Regional Director’s comments.

(4)           After the Firm’s initial report, the Firm shall provide an updated report to CompuCredit, the Banks, the Regional Director, and the FTC every thirty (30) days until the restitution specified in Part III is completed and the final report specified in SubPart V.B(5) herein is submitted.  CompuCredit’s retention agreement with the Firm shall require that the Firm be available to answer questions from CompuCredit, the Banks, the FDIC, and the FTC for a period of twelve (12) months following the date of the final report.

                      (5)           The Firm shall submit a copy of its final report on applying the agreed-upon procedures to CompuCredit, the Banks, the Regional Director, and the FTC within eighteen (18) months from the effective date of this ORDER.  Such report shall include a confirmation that all credits and all cash refunds required to be made pursuant to Part III have been accurately calculated, and that all credits to the accounts of Eligible Consumers and all cash refunds pursuant to Parts III and IV have been made.

C.           Access to Reports and Work Papers

The engagement letter between CompuCredit and the Firm shall grant the FDIC staff and the FTC staff access to the Firm’s staff, work papers and other materials prepared in the course of the Firm’s engagement and preparation of the reports required by this Part V.

ORDER TO PAY

VI.

IT IS FURTHER ORDERED THAT, by reason of the alleged violations of law and/or regulations, and after taking into account the CONSENT AGREEMENT, the appropriateness of the penalty with respect to the financial resources and good faith of CompuCredit, the gravity of the conduct by CompuCredit, the history of previous conduct by CompuCredit, and such other matters as justice may require, pursuant to section 8(i)(2), a civil money penalty of $2,400,000 is assessed against the Respondent.  CompuCredit shall pay the civil money penalty to the Treasury of the United States.  CompuCredit shall pay the civil money penalty itself, and is prohibited from seeking or accepting indemnification from such payment from any third party.

MISCELLANEOUS

VII.

A.           CompuCredit shall furnish a written progress report to the Regional Director, sixty (60) days after the effective date of this ORDER and every ninety (90) days thereafter, detailing the form and manner of all actions taken to secure compliance with this ORDER and the results of such actions.  The Regional Director shall release CompuCredit in writing from making further reports when he/she determines, after consulting with the other appropriate Regional Directors for the Banks, that the actions required by this ORDER have been accomplished.  Nothing in this Part VI shall relieve CompuCredit from compliance with any other reporting requirement or provision of this ORDER.

B.           CompuCredit shall cooperate fully with the Banks to effect the restitution and other relief required by this ORDER.

C.           Except for an action to enforce compliance with this ORDER, the FDIC shall not commence any action under section 8 of the FDI Act, 12 U.S.C. § 1818, Section 5, or any other statute or regulation, against CompuCredit, or any of its officers, directors, employees or agents, or any of CompuCredit’s direct or indirect subsidiaries, their successors or assigns, or any of their respective officers, directors, employees or agents, arising out of or related to the Credit Card Programs from January 2, 2000 to the date of this ORDER.

D.           Except as limited by the CONSENT AGREEMENT and Section VII.C. above, this ORDER shall not bar, estop or otherwise prevent the FDIC from taking any other action against CompuCredit, its direct or indirect subsidiaries, their successors or assigns, or any of their respective directors, officers, employees, and agents, or the Banks, the Banks’ current or former institution-affiliated parties, or any of their respective, directors, officers, employees, and agents.

E.           Nothing herein shall prevent the FDIC from conducting future on-site reviews and/or examinations of CompuCredit, its affiliates, agents, and servicers, at any time to monitor compliance with this ORDER.

F.           This ORDER shall be effective on the date of issuance.

G.           The provisions of this ORDER shall be binding on CompuCredit, its direct or indirect subsidiaries, their successors or assigns, and any of their respective directors, officers, employees, and agents.

H.           The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provisions of this ORDER shall have been modified, suspended or terminated in writing by the FDIC. CompuCredit may apply to the FDIC for such modification, suspension and/or termination after one year of the effective date of the ORDER.

RESERVATION OF RIGHTS

VIII.

Except as limited by the CONSENT AGREEMENT, this ORDER shall not bar, estop or otherwise prevent any federal or state agency or department from taking any action against CompuCredit, its direct or indirect subsidiaries, their successors or assigns, or their respective directors, officers, employees, and agents, or the Banks, the Banks’ current or former institution-affiliated parties, or their respective directors, officers, employees, and agents.

Pursuant to delegated authority.
Dated at Washington, D.C., this ________ day of _____________, 2008.
              ______________________________[title]

FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.

In the Matter of                                                                                     )
                                                             )                                   STIPULATION AND CONSENT
COMPUCREDIT CORPORATION                                                     )                  TO THE ISSUANCE OF AN
ATLANTA, GEORGIA                                                                         )                          ORDER TO CEASE AND DESIST,
                                                             )                                   ORDER FOR RESTITUTION AND
As an Institution-Affiliated Party                                                       )                  ORDER TO PAY
of                                                             )                                 (CONSENT AGREEMENT)
)
COLUMBUS BANK AND TRUST COMPANY                             )                  FDIC-08-139b
COLUMBUS, GEORGIA                                                                     )                  FDIC-08-140k
                                                             )
FIRST BANK OF DELAWARE                                                         )                  FDIC-07-256b
WILMINGTON, DELAWARE                                                           )                  FDIC-07-257k
                                                             )
FIRST BANK & TRUST                                   )                 FDIC-07-228b
BROOKINGS, SOUTH DAKOTA                          )      FDIC-07-260k
                           )
(Insured State Nonmember Banks)                                                      )
__________________________________                                    )

Subject to the acceptance of this STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST, ORDER FOR RESTITUTION AND ORDER TO PAY (CONSENT AGREEMENT) by the Federal Deposit Insurance Corporation (FDIC), it is hereby stipulated and agreed by and between a representative of the Legal Division of the FDIC and CompuCredit Corporation, Atlanta, Georgia (Respondent) as follows:

1. The Respondent has received a NOTICE OF CHARGES FOR AN ORDER TO CEASE AND DESIST AND FOR RESTITUTION; NOTICE OF ASSESSMENT OF CIVIL MONEY PENALTIES; FINDINGS OF FACT AND CONCLUSIONS OF LAW; ORDER TO PAY; AND NOTICE OF HEARING (collectively, NOTICE) issued by the FDIC on June 10, 2008 detailing the violations of law and/or regulations and unsafe or unsound banking practices alleged to have been committed by the Respondent for which an ORDER TO CEASE AND DESIST, ORDER FOR RESTITUTION, AND ORDER TO PAY (ORDER) may issue against the Respondent pursuant to sections 8 (b) and 8 (i) (2) of the Federal Deposit Insurance Act (FDI Act), 12 U.S.C. §§ 1818(b) and 1818(i) (2).
2.    The Respondent has been further advised of its right to a hearing on the charges under sections 8(b)(1) and 8(b)(6) of the FDI Act, 12 U.S.C. §§ 1818(b)(1) and 1818(b)(6), and the FDIC’s Rules of Practice and Procedure, 12 C.F.R. Part 308.
3.    The Respondent is represented by counsel.
4.   The Respondent admits that it is a bank service provider under section 7(c) of the Bank Service Company Act, 12 U.S.C. § 1867(c), and an institution-affiliated party, as that term is defined in section 3(u) of the FDI Act, 12 U.S.C. § 1813(u), of Columbus Bank and Trust Company, Columbus, Georgia, First Bank of Delaware, Wilmington, Delaware, and First Bank & Trust, Brookings, South Dakota (collectively, Banks).  The Banks are insured depository institutions for which the FDIC is the appropriate Federal banking agency as that term is defined in section 3(q)(3) of the FDI Act, 12 U.S.C. § 1813(q)(3).
5.   The Respondent admits that the FDIC has jurisdiction over it and the subject matter of this proceeding.
6.   The FDIC has reason to believe that certain solicitations provided to consumers in connection with certain credit programs identified in Appendix A (Credit Card Programs) and marketed and/or serviced by the Respondent pursuant to agreements with the Banks violated Section 5 of the Federal Trade Commission Act, 15 U.S.C. § 45 (Section 5).
7.   In the interest of compromise and settlement, and to cooperate with its regulators, the Respondent, solely for the purpose of this proceeding, and without admitting or denying any of the allegations set forth in Paragraph 6 of this CONSENT AGREEMENT, hereby consents and agrees to the issuance of the ORDER by the FDIC.
8.   The Respondent further stipulates and agrees that such ORDER will be deemed to be an order which has become final under the FDI Act, and that such ORDER shall become effective upon its issuance by the FDIC and fully enforceable by the FDIC pursuant to the provisions of section 8(i)(1) of the FDI Act, 12 U.S.C. § 1818(i)(1) subject only to the conditions of Paragraph 10 of this CONSENT AGREEMENT.
9.  The letters that the Respondent is required to mail to Eligible Consumers pursuant to Part IV of the ORDER shall be substantially in the form as the sample letters attached as Appendix B.
 10.   In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER, it is agreed that no action will be taken by the FDIC against the Respondent to enforce the ORDER in the United States District Court unless the Respondent, its affiliates, or any of their directors, officers, employees, agents, successors or assigns has violated or is about to violate any provision of the ORDER.
 11.   (a)   In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER, this will be a release by the FDIC of the Respondent, its direct or indirect subsidiaries, their successors or assigns, and their respective directors, officers, employees and agents with respect to the violations of Section 5 identified by the FDIC arising out of or related to the Credit Card Programs from January 1, 2000 to the effective date of the ORDER (Release Violations). In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER, it is agreed that the FDIC shall not initiate any further legal action under section 8 of the FDI Act, 12 U.S.C. § 1818, Section 5, or any other statute or regulation, except an action to enforce the terms of the ORDER, against the Respondent, its direct or indirect subsidiaries, their successors or assigns, and their respective directors, officers, employees and agents based on the Release Violations.
       (b)   To the extent that the FDIC enters into consent agreements with the Banks for the Release Violations, and the FDIC accepts such consent agreements and issues orders against the Banks, it is agreed that the FDIC shall not initiate any further legal action against the Banks based on the Release Violations.
       (c)   Except as provided herein, the Respondent agrees and acknowledges that the terms and provisions of this CONSENT AGREEMENT and the acceptance by the FDIC of this CONSENT AGREEMENT and the issuance of the ORDER shall not in any way bar, estop or otherwise prevent the FDIC from taking any other action against the Respondent, its direct or indirect subsidiaries, their successors or assigns, or their respective directors, officers, employees, and agents, the Banks, or any of the Banks’ current or former institution-affiliated parties.
 12.  The FDIC and the Respondent agree that entering into this CONSENT AGREEMENT shall not constitute an admission of liability by the Respondent for the transactions and practices that form the basis of the ORDER.
 13.  The Respondent hereby agrees and acknowledges that the terms and provisions of this CONSENT AGREEMENT and the acceptance by the FDIC of this CONSENT AGREEMENT and the issuance of the ORDER shall not bar, estop or otherwise prevent any other federal or state agency or department from taking any action against the Respondent, its direct or indirect subsidiaries, their successors or assigns, or their respective directors, officers, employees, and agents, or the Banks, or any of the Banks’ current or former institution-affiliated parties.  Except as expressly provided herein and in the ORDER with respect to the FDIC, and in the order issued in the federal court case, Federal Trade Commission v. CompuCredit Corp., No. 1:08-CV-1976 (N.D. Ga.)with respect to the FTC, the Respondent reserves all of its rights with respect to the assertion of any claims, in any forum, by any individual, agency, or entity, including all governmental agencies.
14.   The Respondent hereby waives:
(a) The receipt of a NOTICE;
(b) All defenses and counterclaims of any kind in this proceeding;
(c) A public hearing for the purpose of taking evidence on such alleged charges;
(d) The filing of proposed findings of fact and conclusions of law;
(e) The issuance of a recommended decision by an administrative law judge;
(f) The filing of exceptions and briefs with respect to such recommended decision; and
(g) Judicial review of the ORDER as provided by section 8(h) of the Act, 12 U.S.C. § 1818(h), or any other challenge to the validity of the ORDER.

Dated this   day of ________, 2008.

FDIC	COMPUCREDIT CORPORATION
LEGAL DIVISION	ATLANTA, GEORGIA

BY:	BY:

A.T. Dill, III	David G. Hanna
Assistant General Counsel	Chief Executive Officer and Chairman of the Board of Directors of CompuCredit Corporation

APPENDIX A

The term “Credit Card Programs” as used in the CONSENT AGREEMENT and the ORDER shall mean the following credit card programs:

Program                                                                           Issuing Bank

Aspire (Core)                                                                           Columbus Bank and Trust Company
Aspire (Little Rock)                                                                           Columbus Bank and Trust Company
Freedom (Little Rock)                                                                           Columbus Bank and Trust Company
Majestic (balance transfer)Columbus Bank and Trust Company
Aspen S (Little Rock)                                                                           First Bank & Trust, Brookings
Aspen M (balance transfer)First Bank & Trust, Brookings
Tribute (Little Rock)                                                                           First Bank of Delaware
Imagine (Little Rock)                                                                           First Bank of Delaware
Embrace (balance transfer)First Bank of Delaware
Purpose Advantage                                                                           First Bank of Delaware

APPENDIX B

Model Refund Transmittal Letter

[Date]
[Name]
[Address]

Re:           [name of credit card program]
Account Number XXXX-XXXX-[Last four digits]
Refund Payment in Connection with Settlement

Dear [Card Holder]:

The Federal Deposit Insurance Corporation and the Federal Trade Commission recently reached a settlement with [name of bank] and CompuCredit Corporation regarding certain marketing practices relating to [card name].  The [card name] settlement includes an agreement to credit certain fees and charges to your account.  As a result of these credits, these fees and charges were deducted from your account balance and you are entitled to a refund.

Enclosed is a refund check for $___________.  Please cash or deposit this check as soon as possible.  The check will be void after 180 days from the date of the check.

Under the terms of the settlement, if your [card name] tradeline is still reflected on your credit report, a correction to your credit report relating to [card name] also has been requested to reflect the credits described above by [updating the information for your account/deleting the entry] on your credit report.  To order a free credit report visit www.annualcreditreport.com or call 1-877-322-8228.  The corrections to your credit report may not appear for 60 to 90 days.

For more information about this settlement, visit www.fdic.gov [add full link placeholder] and www.ftc.gov [add full link placeholder].

If you have any questions regarding this letter, please write us at [correspondence address], email us at [email variable] or call our customer service representatives at [1-800 number].

Sincerely,
[Authorized signatories]

APPENDIX B

Model Transmittal Letter – Zero Balance

[Date]
[Name]
[Address]

Re:           [name of credit card program]
Account Number XXXX-XXXX-[Last four digits]
Account Credit in Connection with Settlement

Dear [Cardholder]:

The Federal Deposit Insurance Corporation and the Federal Trade Commission recently reached a settlement with [name of bank] and CompuCredit Corporation regarding certain marketing practices relating to [card name].  The [card name] settlement includes an agreement to credit certain fees and charges to your account.  As a result, these fees and charges were deducted from your account balance.

Your [name of credit card] account will receive a credit of $_____.  You do not need to do anything to get the credit.  It will automatically be applied to your account.  Assuming you have made no other charges on your account, you will have a zero balance.

Under the terms of the settlement, if your [card name] tradeline is still reflected on your credit report, a correction to your credit report relating to [card name] also has been requested to reflect the credits described above by [updating the information for your account/deleting the entry] on your credit report.  To order a free credit report visit www.annualcreditreport.com or call 1-877-322-8228.  The corrections to your credit report may not appear for 60 to 90 days.

For more information about this settlement, visit www.fdic.gov [add full link placeholder] and www.ftc.gov [add full link placeholder].

If you have any questions regarding this letter, please write us at [correspondence address], email us at [email variable] or call our customer service representatives at [1-800 number].

Sincerely,

[Authorized signatories]

APPENDIX B

Model Transmittal Letter – Balance Remaining

[Date]
[Name]
[Address]

Re:           [name of credit card program]
Account Number XXXX-XXXX-[Last four digits
Account Credit in Connection with Settlement

Dear [Cardholder]:

The Federal Deposit Insurance Corporation and the Federal Trade Commission recently reached a settlement with [name of bank] and CompuCredit Corporation regarding certain marketing practices relating to [card name].  The [card name] settlement includes an agreement to credit certain fees and charges to your account.  As a result of these credits, these fees and charges were deducted from your account balance.

Your [name of credit card] account will receive a credit of $_____.  You do not need to do anything to get the credit.  It will automatically be applied to your [card name] account.  There may still be a remaining balance that exists after the credits have been applied to your account.

Under the terms of the settlement, if your [card name] tradeline is still reflected on your credit report, a correction to your credit report relating to [card name] also has been requested to reflect the credits described above by [updating the information for your account/deleting the entry] on your credit report.  To order a free credit report visit www.annualcreditreport.com or call 1-877-322-8228.  The corrections to your credit report may not appear for 60 to 90 days.

For more information about this settlement, visit www.fdic.gov [add full link placeholder] and www.ftc.gov [add full link placeholder].

If you have any questions regarding this letter, please write us at [correspondence address], email us at [email variable] or call our customer service representatives at [1-800 number].

Sincerely,

[Authorized signatories]

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION
_________________________________________)

FEDERAL TRADE COMMISSION,	)
)
Plaintiff,	)
)
	)	v.)Civil No. 1:08-CV-1976-
	)	BBM-RGV
COMPUCREDIT CORPORATION	)
and JEFFERSON CAPITAL	)
SYSTEMS, LLC.	)
)
Defendents.	)

_________________________________________)

STIPULATED ORDER FOR PERMANENT INJUNCTION
AND OTHER EQUITABLE RELIEF
AGAINST DEFENDANT COMPUCREDIT CORPORATION

Plaintiff, the Federal Trade Commission (“FTC” or “Commission”), commenced this action by filing the Complaint for Permanent Injunction and Other Equitable Relief herein.  The Complaint alleges that CompuCredit Corporation and Jefferson Capital Systems, LLC (“Defendants”) have violated Section 5(a) of the Federal Trade Commission Act (“FTC Act”), 15 U.S.C. § 45(a), and Jefferson Capital Systems, LLC has violated Sections 806 and 807(10) of the Fair Debt Collection Practices Act (“FDCPA”), 15 U.S.C. §§ 1692d and 1692e(10).  Defendants have filed Answers denying liability for any of the violations alleged in the Complaint.
Plaintiff and Defendant CompuCredit Corporation, by and through their respective counsel, have agreed to entry of this Stipulated Order for Permanent Injunction and Other Equitable Relief by this Court, without adjudication of any issue of fact or law, and without Defendants admitting liability for any of the violations alleged in the Complaint.
.
NOW, THEREFORE, on the joint motion of the parties, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED as follows:

FINDINGS
1. This Court has jurisdiction of the subject matter of this case and the parties pursuant to 28 U.S.C. §§ 1331, 1337(a), and 1345, and 15 U.S.C. §§ 45(a), 53(b), 57b, and 1692l.
2. Venue in the Northern District of Georgia is proper under 28 U.S.C. §§ 1391(b) and (c), and 15 U.S.C. § 53(b).
3. The acts and practices of Defendant CompuCredit Corporation, as alleged in the Complaint, are in or affecting “commerce,” as defined in Section 4 of the FTC Act, 15 U.S.C. § 44.
4. The Complaint states a claim upon which relief may be granted against Defendant CompuCredit Corporation under Section 5(a) of the FTC Act, 15 U.S.C. § 45(a).
5. Defendant CompuCredit Corporation has entered into this Order freely and without coercion.  Defendant CompuCredit Corporation further acknowledges that it has read the provisions of this Order and is prepared to abide by them.
6. The Commission and Defendant CompuCredit Corporation stipulate and agree to entry of this Order under Section 13(b) of the FTC Act, 15 U.S.C. § 53(b), without trial or final adjudication of any issue of fact or law, to settle and resolve all matters of dispute arising from the conduct alleged in the Complaint in this action and the concurrent administrative Federal Deposit Insurance Corporation (“FDIC”) action (FDIC-08-139b, FDIC-08-140k, FDIC-07-256b, FDIC-07-257k, FDIC-07-228b, and FDIC-07-260k), to the date of this Order.
7.   Defendant CompuCredit Corporation waives all rights to seek appellate review or otherwise challenge or contest the validity of this Order.  Defendant CompuCredit Corporation further waives and releases any claim it may have against Plaintiff, or its employees, representatives, or agents.
8.   Defendant CompuCredit Corporation agrees that this Order does not entitle it to seek or obtain attorneys’ fees as a prevailing party under the Equal Access to Justice Act, 28 U.S.C. § 2412, as amended by Pub. L. 104-121, 110 Stat. 847, 863-64 (1996), and further waives any right to attorneys’ fees that may arise under said provision of law.
9.   This action and the relief awarded herein are in addition to, and not in lieu of, any other civil or criminal remedies that may be provided by law.
10. Entry of this Order is in the public interest.

DEFINITIONS
For the purposes of this Order, the following definitions shall apply:
1.  “Bank(s)” shall mean Columbus Bank and Trust Company, Columbus, Georgia; First Bank of Delaware, Wilmington, Delaware; and First Bank & Trust, Brookings, South Dakota.
2.  “Credit Card Programs” shall mean the Aspire, Freedom, Majestic, Aspen S, Aspen M, Tribute, Imagine, Embrace, and Purpose Advantage credit card programs.
3.  Unless otherwise specified, “Defendant CompuCredit” or “CompuCredit” shall mean CompuCredit Corporation, and its successors and assigns.
4.  “Initial Fee” shall mean any annual, activation, account opening, membership, periodic, or other fee imposed for the issuance or availability of a credit card at the time the account is opened; provided that “Initial Fee” shall not include:  (i) any fee imposed for an extension of credit in the form of cash; (ii) any fee imposed for a late payment; or (iii) any fee imposed in connection with an extension of credit in excess of the amount of credit authorized to be extended with respect to such account.

CONDUCT RELIEF
I.
IT IS THEREFORE ORDERED that Defendant CompuCredit and its officers, agents, servants, employees, attorneys, and those persons in active concert or participation with them, whether acting directly or through any corporation, subsidiary, division, or other entity, who receive actual notice of this Order by personal service or otherwise:
A.  Shall disclose as clearly and prominently as, and on the same page as,  any representation about credit limits or available credit in any credit card solicitation:
(1)  A description of –
                      (a) All Initial Fees;
       (b) All other fees imposed for the issuance or availability of a credit card, or imposed based on account activity or inactivity, other than:  (i) any fee imposed for an extension of credit in the form of cash; (ii) any fee imposed for a late payment; (iii) any fee imposed in connection with an extension of credit in excess of the amount of credit authorized to be extended with respect to such account; or (iv) any fee imposed in connection with foreign country transactions or foreign currency exchange;
       (c) The amount and timing of all such fees; and
       (d) All other restrictions imposed for the issuance or availability of credit;
(2) If the aggregate amount of the Initial Fees or other restrictions that affect initial available credit is material, the amount of credit available upon activation after application of the Initial Fees and other restrictions, provided that if the solicitation offers a credit limit of “up to” a certain amount, the amount of available credit after application of Initial Fees and restrictions shall be expressed as an example of a typical offer of credit; and
(3) If the effect of the fees described in SubPart I.A(1)(b) or the restrictions described in SubPart I.A(1)(d) on available credit is material, a description of the effect of such fees or restrictions on available credit; and
B.  Shall not make any misrepresentation, expressly or by implication, about any material term of an offer or extension of credit, including but not limited to the amount of available credit or the relationship between an offer or extension of credit and a debt repayment plan or the repayment of existing debt, in connection with the advertising, marketing, soliciting, billing, or servicing of open-end credit.
C.  Shall not make any representations to any consumer or any other person or entity that the FTC or FDIC or any employee, agent, or representative of the FTC or FDIC has endorsed or approved any aspect of any product or service offered by Defendant CompuCredit.

RESTITUTION AND OTHER RELIEF
II.
IT IS FURTHER ORDERED that within sixty (60) days of the effective date of this Order, Defendant CompuCredit shall commence the actions described below, and within two hundred seventy (270) days of the effective date of this Order shall substantially complete the actions described with respect to those consumers identified herein (“Eligible Consumers”).  This paragraph shall apply even if an Eligible Consumer’s account was closed, charged off or sold to a third party (whether or not the third party is affiliated with CompuCredit).  Defendant CompuCredit shall credit to Eligible Consumers the sum of not less than $100 million, exclusive of credits made as of the date this Order is signed, to be distributed as set forth in this Part II.  As further set forth below, to the extent the crediting of an account of an Eligible Consumer results in a credit balance, Defendant CompuCredit shall refund to such Eligible Consumer such balance in cash.  The Commission and Defendant CompuCredit acknowledge and agree that the redress set forth herein is equitable monetary relief, solely remedial in nature, and is not a fine, penalty, punitive assessment, or forfeiture.
A.	Little Rock Accounts – Charged Off Within Nine (9) Months of Activation
For consumers whose Little Rock accounts were activated on or before December 31, 2005 and were charged off within nine (9) months of activation, credit all billed and not previously credited late fees and overlimit fees that were charged to the account, and refund in cash any resulting credit balance.
B.   Little Rock Accounts – Activated But Never Used
For all consumers whose Little Rock accounts were activated on or before December 31, 2005, but never used to make a purchase or obtain a cash advance, credit all billed and not previously credited fees and charges (other than fees for payments not made with good funds) that were charged to the account during the first twelve (12) billing cycles, and refund in cash any resulting credit balance; provided, however, that this SubPart II.B shall not apply to consumers whose accounts are open as of the effective date of this Order.
C.   Guaranty of Amount of Credits
To the extent that the credits made pursuant to this Part II total less than $100 million, the shortfall shall be paid in cash to the United States Treasury within sixty (60) days of the final examination report set forth in SubPart IV.B(5).
D.   Effect of Prior Credits and Other Monetary Relief
If CompuCredit and/or the applicable Bank already has provided a credit or cash payment to an account for any of the fees set forth in SubParts II.A and II.B for any reason (including, but not limited to, credits or cash payments pursuant to the Order to Cease and Desist and for Restitution and Order to Pay issued by the FDIC, resolving the administrative action, FDIC-08-139b, FDIC-08-140k, FDIC-07-256b, FDIC-07-257k, FDIC-07-228b, and FDIC-07-260k), then this Order shall not be construed as requiring CompuCredit and/or the applicable Bank to provide a duplicate credit or cash payment to that account for those fees.
E.    Collection Activity Prohibited
Defendant CompuCredit, directly or through any corporation, subsidiary, division, or other device, shall not undertake collection efforts in the same mailing as that containing any of the checks or letters described in Part III of this Order.  Further, Defendant CompuCredit, directly or through any corporation, subsidiary, division, or other device, shall not condition, expressly or by implication, the provision of a credit or cash payment pursuant to this Order on the payment of any outstanding debt.  Except as set forth above, this SubPart II.E shall not be construed to prevent or restrict CompuCredit or any owner of a credit card receivable or account from engaging in lawful collection activity on such receivable or account.
F.  Credit Reporting
Within sixty (60) days of posting the credits required by this Order, for all closed accounts included in Part II that have charged off and have a zero balance or a net credit balance as a result of the credits issued pursuant to this Order, Defendant CompuCredit shall request that each consumer reporting agency to which it has reported information remove the affected trade line or trade lines.  For all other accounts that receive a credit under this Order, Defendant CompuCredit shall request that each consumer reporting agency to which it has reported information remove the affected trade line or trade lines, or shall furnish such agency accurate information regarding the modifications to each account resulting from this Order.
G.	Limitation on Credits and Cash Payments
No cash payments shall be required for accounts with respect to which the aggregate amounts of payments made by the consumer prior to charge-off, plus any amounts paid by the consumer after charge-off and received directly or indirectly by CompuCredit (as a result of the repurchase of an account or otherwise), were less than or equal to the sum of the aggregate amounts of purchases made and cash advances obtained, and credits to such accounts shall not exceed the balances on such accounts as of the dates the credits required by this Order are applied.
H.	Unclaimed Cash Payments
Any cash payments required by Part II of this Order and not claimed after expiration of the period set forth in SubPart III.H of this Order shall be distributed as set forth in SubPart III.I of this Order.

LETTERS TO CONSUMERS AND RESTITUTION CHECKS
III.
IT IS FURTHER ORDERED that Defendant CompuCredit shall undertake the following actions:
A. Within thirty (30) days of the effective date of this Order, CompuCredit shall submit to the Regional Director of the FDIC Atlanta Regional Office (“Regional Director”), for review and approval, the final text of the letters that will be sent by CompuCredit to consumers who receive relief under SubParts II.A and II.B of this Order.  The Regional Director, after consultation with the other appropriate Regional Directors for each of the Banks, and with the FTC, shall notify CompuCredit in writing of his/her decision regarding approval or disapproval within fifteen (15) days of his receipt of the proposed letter(s).  CompuCredit shall address the concerns of the appropriate Regional Director within fifteen (15) days of written receipt of his/her disapproval;
B. For purposes of this Order, the “appropriate Regional Director” shall mean:
(1)  With respect to Columbus Bank and Trust Company
Regional Director—Atlanta Region
(2)  With respect to First Bank of Delaware
Regional Director—New York Region
(3)  With respect to First Bank & Trust
Regional Director—Kansas City Region
C. The letters described in Part III and the restitution checks described in Parts II and III shall be mailed in accordance with the provisions contained in SubParts III.D and IV.B(3) of this Order;
D. All mailings shall be sent by United States Postal Service first-class mail, address correction service requested.  The envelope shall contain no materials other than those reviewed and approved by the Regional Director;
E.  CompuCredit shall make reasonable attempts to obtain an updated address for any consumer whose notification letter and/or restitution check is returned for any reason, using standard address search methodologies;
F.  CompuCredit shall promptly re-mail all returned letters and/or restitution checks to corrected addresses, if any;
G.  The face of each restitution check shall clearly and conspicuously state, “Please cash or deposit this check within 180 days or it will no longer be good.”  After one hundred eighty-seven (187) days from the date the restitution checks were originally mailed, CompuCredit may void all checks that were returned or have not been negotiated;
H.  CompuCredit shall retain all monies resulting from the voiding of such checks for a period of sixty (60) days from submission of the final report set forth in SubPart IV.B(5) to allow consumers who did not receive their checks or failed to negotiate them within the original period to receive restitution; and
I.    With respect to any cash payments required by Part II of this Order and not claimed after expiration of the period set forth in SubPart III.H of this Order:
(1)  if such funds are subject to escheat under the applicable state’s law –
(a) such funds shall be transferred to a segregated account within thirty (30) days of expiration of the period set forth in SubPart III.H of this Order, and retained by CompuCredit for the benefit of Eligible Consumers until such time as the funds are required to be transferred to the appropriate state treasurer or other official in accordance with applicable state abandoned or unclaimed property laws, at which time CompuCredit shall make such transfer to the appropriate state treasurer or other official;
(b) provided that if for any reason the applicable state refuses to accept custody of such funds, or after the state accepts custody, such funds revert to CompuCredit, CompuCredit shall pay an equivalent amount to the United States Treasury within thirty (30) days of such refusal to accept custody or such reversion of funds;
(2) if such funds are not subject to escheat under the applicable state’s law, CompuCredit shall pay an equivalent amount to the United States Treasury within thirty (30) days of expiration of the period set forth in SubPart III.H of this Order; and
(3) CompuCredit shall provide the Regional Director and the FTC a report on the final disposition of all funds subject to this SubPart III.I.

CPA REPORT PROVISIONS
IV.
IT IS FURTHER ORDERED that Defendant CompuCredit shall undertake the following actions:
A.   Retention of CPA Firm and Scope of Work
Within thirty (30) days of the effective date of this Order, CompuCredit shall retain, at its expense, an independent certified public accounting firm (“Firm”) acceptable to the Regional Director to determine compliance with this Order in accordance with the attestation standards established by the American Institute of Certified Public Accountants for agreed-upon procedures engagements.  Prior to the engagement of the Firm, and no later than fifteen (15) days after the effective date of this Order, CompuCredit shall submit the name and qualifications of the Firm, together with the proposed engagement letter with the Firm and the proposed agreed-upon procedures, to the Regional Director for non-objection.  To be acceptable to the Regional Director, the Firm must be independent and, at a minimum, comply with the Code of Conduct of the appropriate State Board of Accountancy and meet the auditor independence requirements of the Securities and Exchange Commission.  In the event one or more of the Banks is ordered to retain a CPA firm in connection with the Credit Card Programs, nothing in this Order shall prohibit CompuCredit and the Banks from retaining the same Firm.  The Regional Director, after consulting with the other appropriate Regional Directors for each of the Banks, shall notify CompuCredit in writing of his/her objection or non-objection to the proposed Firm, the proposed engagement letter, and the proposed agreed-upon procedures within fifteen (15) days after receipt of the Firm’s nomination, the proposed engagement letter, and the proposed agreed-upon procedures.  The Firm shall issue reports of findings based on specific agreed-upon procedures to which the Regional Director has not objected.  The Firm’s reports shall address compliance with Parts II and III of this Order, including the following areas:
(1) The completeness and accuracy of the criteria, data sources, formulae, and calculations established, used and generated to determine the amounts of fees and charges reversed to the accounts of Eligible Consumers and any resulting credit balances to be refunded in cash;
(2) Efforts to make the requests of the consumer reporting agencies; and
(3) Efforts to locate consumers whose letters and/or restitution checks were returned.
B.   Reporting by and to the Firm
(1) Within sixty (60) days of the effective date of this Order, CompuCredit shall identify the accounts that will receive credits pursuant to Part II, commence the process to apply the credits to those accounts, and submit a report thereof (“Credit/Refund Report”) to the Regional Director, the FTC, the Banks, and the Firm.  For each group of Eligible Consumers identified pursuant to Part II of this Order, such report shall include:  (a) a listing of individual accounts in that group; (b) the amount of fees and charges credited to each consumer’s account and the credit balance to be refunded in cash, if any; and (c) the aggregate amounts of fees and charges credited and the credit balances to be refunded in cash for that group.  CompuCredit shall submit an update of the Credit/Refund Report every thirty (30) days thereafter until the Firm has determined that no further update is necessary.  CompuCredit shall promptly provide the Firm with all information requested by the Firm to perform the agreed-upon procedures referenced in SubPart IV.A herein and provide the series of reports set forth in this SubPart IV.B.
                        (2)  Within one hundred and twenty (120) days of the effective date of this Order, the Firm shall simultaneously submit to CompuCredit, the Banks, the Regional Director, and the FTC an initial report evaluating compliance with Parts II and III of this Order pursuant to the agreed-upon procedures.
(3) Within fifteen (15) days after receipt of the Firm's initial report, the Regional Director, after consulting with the other appropriate Regional Directors for each of the Banks, shall provide comments to CompuCredit.  Prior to mailing the letters and/or restitution checks, CompuCredit shall review, adopt and implement the recommendations of the Regional Director.  The letters shall be mailed within thirty (30) days of receipt of the Regional Director’s comments.
(4) After the Firm’s initial report, the Firm shall provide an updated report to CompuCredit, the Banks, the Regional Director, and the FTC every thirty (30) days until the restitution specified in Part II is completed and the final report specified in SubPart IV.B(5) herein is submitted.  CompuCredit’s retention agreement with the Firm shall require that the Firm be available to answer questions from CompuCredit, the Banks, the FDIC, and the FTC for a period of twelve (12) months following the date of the final report.
                      (5) The Firm shall submit a copy of its final report on applying the agreed-upon procedures to CompuCredit, the Banks, the Regional Director, and the FTC within eighteen (18) months from the effective date of this Order.  Such report shall include a confirmation that all credits and all cash refunds required to be made pursuant to Part II have been accurately calculated, and that all credits to the accounts of Eligible Consumers and all cash refunds pursuant to Parts II and III have been made.
C.   Access to Reports and Work Papers
The engagement letter between CompuCredit and the Firm shall grant the FDIC staff and the FTC staff access to the Firm’s staff, work papers and other materials prepared in the course of the Firm’s engagement and preparation of the reports required by this Part IV.

COMPLIANCE MONITORING
V.
IT IS FURTHER ORDERED that, for the purpose of monitoring and investigating compliance with any provision of this Order:
A. Within ten (10) days of receipt of written notice from a representative of the Commission, Defendant CompuCredit shall submit additional written reports, which are true and accurate and sworn to under penalty of perjury; produce documents for inspection and copying; appear for deposition; and provide entry during normal business hours to any business location in Defendant CompuCredit’s possession or direct or indirect control, to inspect the business operation;
B. In addition, the Commission is authorized to use all other lawful means, including but not limited to:
(1) Obtaining discovery from any person, without further leave of Court, using the procedures prescribed by Fed. R. Civ. P. 30, 31, 33, 34, 36, 45 and 69;
(2) Posing as consumers and suppliers to CompuCredit, its employees, or any other entity managed or controlled in whole or in part by Defendant CompuCredit, without the necessity of identification or prior notice; and
C. Defendant CompuCredit shall permit representatives of the Commission to interview any employer, consultant, independent contractor, representative, agent, or employee who has agreed to such an interview, relating in any way to any conduct subject to this Order.  The person interviewed may have counsel present.
Provided, however, that nothing in this Order shall limit the Commission’s lawful use of compulsory process, pursuant to Sections 9 and 20 of the FTC Act, 15 U.S.C. §§ 49, 57b-1, to obtain any documentary material, tangible things, testimony, or information relevant to unfair or deceptive acts or practices in or affecting commerce (within the meaning of 15 U.S.C. § 45(a)(1)).

COMPLIANCE REPORTING
VI.
IT IS FURTHER ORDERED that, in order that compliance with the provisions of this Order may be monitored:
A.  For a period of three (3) years from the date of entry of this Order, Defendant CompuCredit shall notify the Commission of any changes in structure of Defendant CompuCredit or any business entity that Defendant CompuCredit directly or indirectly controls, or has an ownership interest in, that may affect compliance obligations arising under this Order, including but not limited to: incorporation or other organization; a dissolution, assignment, sale, merger, or other action; the creation or dissolution of a subsidiary, parent, or affiliate that engages in any acts or practices subject to this Order; or a change in the business name or address, at least thirty (30) days prior to such change, provided that, with respect to any proposed change in the business entity about which Defendant CompuCredit learns less than thirty (30) days prior to the date such action is to take place, Defendant CompuCredit shall notify the Commission as soon as is practicable after obtaining such knowledge.
B.  One hundred eighty (180) days after the date of entry of this Order and annually thereafter for a period of three (3) years, Defendant CompuCredit shall provide a written report to the Commission, which is true and accurate and sworn to under penalty of perjury, setting forth in detail the manner and form in which it has complied and is complying with this Order.  This report shall include, but not be limited to:
(1)  Copies of all advertisements and promotional materials containing any representation covered by this Order;
(2)  The compliance plan CompuCredit is required to maintain pursuant to Part II of the concurrent FDIC Order to Cease and Desist and for Restitution and Order to Pay;
(3)  A copy of each acknowledgment of receipt of this Order obtained pursuant to Part VIII, titled “Distribution of Order”; and
(4)  Any other changes required to be reported under SubPart VI.A;
C. Each Defendant shall notify the Commission of the filing of a bankruptcy petition by such Defendant within fifteen (15) days of filing;
D. For the purposes of this Order, Defendants shall, unless otherwise directed by the Commission’s authorized representatives, send by overnight courier all reports and notifications to the Commission to the following address:
Associate Director for Enforcement
Federal Trade Commission
600 Pennsylvania Avenue, N.W., Room NJ-2122
Washington, D.C. 20580
RE:    DEBrief@ftc.gov.
E.  For purposes of the compliance reporting and monitoring required by this Order,  the Commission is authorized to communicate directly with the Defendant.

RECORD KEEPING PROVISIONS
VII.
IT IS FURTHER ORDERED that, for a period of six (6) years from the date of entry of this Order, in connection with any business where any Defendant CompuCredit is engaged in conduct related to the subject matter of this Order, Defendant CompuCredit and its agents, employees, officers, corporations, and those persons in active concert or participation with them, who receive actual notice of this Order by personal service or otherwise, are hereby restrained and enjoined from failing to create and retain the following records:
A.  Accounting records that reflect revenues and the disbursement of such revenues, to the extent such information is obtained in the ordinary course of business;
B.  Personnel records accurately reflecting:  the name, address, and telephone number of each person employed in any capacity by such business, including as an independent contractor; that person’s job title or position; any aliases or “phone names” used by that person; the date upon which the person commenced work; and the date and reason for the person’s termination, if applicable;
C.  Customer files containing the names, addresses, phone numbers, dollar amounts paid for Initial Fees and all other fees imposed for the issuance or availability of a credit card, or imposed based on account activity or inactivity, to the extent such information is obtained in the ordinary course of business;
D.  For every consumer complaint or refund request relating to the subject matter of this Order, whether received directly, indirectly, or through a third party, records that include:
(1) Any complaint and the date received, and the nature of any complaint as reflected in any notes, logs, or memoranda, including a description of the conduct alleged; and
(2) The basis of the complaint; the nature of any investigation conducted concerning the validity of any complaint; all documents relating to the disposition of the complaint, including records of all contacts with the consumer; the Defendant’s response to the complaint and the response date, whether the complaint was resolved, the date of the resolution; and any action taken to correct alleged conduct that violated the FTC Act;
F. Copies of all scripts, training materials, advertisements, or other marketing materials related to the subject matter of this Order; and
G. All records and documents necessary to demonstrate full compliance with each provision of this Order, including but not limited to, copies of all procedures for receiving and responding to consumer complaints, all documents relating to investigations of consumer complaints and all documents demonstrating how each consumer complaint was responded to or addressed;  all communications with governmental or consumer protection organizations relating to the subject matter of this Order; copies of acknowledgments of receipt of this Order, required by Parts VIII and IX, titled “Distribution of Order” and “Acknowledgment of Receipt of Order”; and all reports submitted to the Commission pursuant to Part VI, titled “Compliance Reporting.”

DISTRIBUTION OF ORDER
VIII.
IT IS FURTHER ORDERED that, for a period of three (3) years from the date of entry of this Order, Defendant CompuCredit shall deliver copies of this Order as directed below:
A. Defendant CompuCredit must deliver a copy of this Order to:  (1) all of its principals, officers, directors, and managers; (2) all of its employees, agents, and representatives who engage in conduct related to the subject matter of the Order; and (3) any business entity resulting from any change in structure set forth in SubPart A of Part VI, titled “Compliance Reporting.”  For current personnel, delivery shall be within five (5) days of service of this Order upon Defendant CompuCredit.  For new personnel, delivery shall occur prior to them assuming their responsibilities.  For any business entity resulting from any change in structure set forth in SubPart A of Part VI, titled “Compliance Reporting,” delivery shall be at least ten (10) days prior to the change in structure.
B. Defendant CompuCredit must secure a signed and dated statement acknowledging receipt of the Order, within thirty (30) days of delivery, from all persons receiving a copy of the Order pursuant to this Part VIII.

ACKNOWLEDGMENT OF RECEIPT OF ORDER
IX.
IT IS FURTHER ORDERED that Defendant CompuCredit, within seven (7) business days of receipt of this Order as entered by the Court, must submit to the Commission a truthful sworn statement acknowledging receipt of this Order.

RETENTION OF JURISDICTION
X.
IT IS FURTHER ORDERED that this Court shall retain jurisdiction of this matter for purposes of construction, modification, and enforcement of this Order.

RESERVATION OF RIGHTS
XI.
Except as limited by this Stipulated Order for Permanent Injunction and Other Equitable Relief, this Order shall not bar, estop or otherwise prevent any federal or state agency or department from taking any action against Defendant CompuCredit, its affiliates, or its directors, officers, and employees.  Except as limited by this Stipulated Order for Permanent Injunction and Other Equitable Relief and the Order with respect to the FDIC, Defendant CompuCredit reserves all of its rights with respect to the assertion of any claims, in any forum, by any individual, agency, or entity, including all governmental agencies.
IT IS SO ORDERED, this _______ day of _______________________, 2008.

________________________________
UNITED STATES DISTRICT JUDGE

STIPULATED AND AGREED TO BY:
FOR DEFENDANT COMPUCREDIT CORPORATION:

_________________________________________
DAVID G. HANNA
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
COMPUCREDIT CORPORATION

_________________________________________
T. JOSHUA R. ARCHER
BALCH & BINGHAM LLP
30 Ivan Allen Jr. Boulevard, N.W., Suite 700
Atlanta, GA 30308
Telephone: 404-261-6020 (general)
Telephone: 404-962-3556 (Archer)Facsimile: 404-261-3656

COUNSEL FOR DEFENDANT COMPUCREDIT

FOR THE PLAINTIFF FEDERAL TRADE COMMISSION:
WILLIAM BLUMENTHAL
General Counsel

PEGGY TWOHIG
Associate Director
Division of Financial Practices

J. REILLY DOLAN
Assistant Director
Division of Financial Practices

______________________________
MARK L. GLASSMAN
KATHERINE M. WORTHMAN
Federal Trade Commission
600 Pennsylvania Ave. NW, NJ-3158
Washington, D.C. 20580
Telephone: 202-326-3224 (general)
Telephone: 202-326-2826 (Glassman)
Telephone: 202-326-2764 (Worthman)
Facsimile: 202-326-3768
Email:  mglassman@ftc.gov,  kworthman@ftc.gov

CHRIS M. COUILLOU
Southeast Region
Federal Trade Commission
Suite 1500
225 Peachtree Street, N.E.
Atlanta, Georgia 30303
Telephone: 404-656-1390 (general)
Telephone: 404-656-1353 (Couillou)
Facsimile: 404-656-1379
Email:  ccouillou@ftc.gov